Exhibit 10.11.2

INDEX

PURCHASE AND SALE AGREEMENT

by and between

NEWSTAR STRUCTURED FINANCE OPPORTUNITIES, LLC,

as the Buyer

and

NEWSTAR FINANCIAL, INC.,

as the Seller

Dated as of March 21, 2006

i

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”) is dated as of March 21, 2006, by and between NEWSTAR FINANCIAL, INC., a Delaware corporation, as the seller (in such capacity, the “Seller”) and NEWSTAR STRUCTURED FINANCE OPPORTUNITIES, LLC, a Delaware limited liability company, as the buyer (in such capacity, the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer certain loans originated or acquired by the Seller in its normal course of business, together with, among other things, certain related security and rights of payment thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

GENERAL

Section 1.1. Defined Terms.

Capitalized terms used but not defined herein have the meanings provided in the Note Purchase Agreement (as defined below) or the Security Agreement.

“CDS List”: The list of Collateral Debt Securities provided by the Seller to the Buyer on each Purchase Date as incorporated as Schedule I to this Agreement by reference, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.

“Collections” means, with respect to any Purchased Assets, all principal payments, interest payments, fees and other payments received by the Issuer with respect thereto and all other amounts paid with respect to such Purchased Assets, including dividends of any type, distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Purchased Assets or the relevant Obligor’s obligation to make payments with respect thereto.

“Cut-Off Date”: With respect to each Collateral Debt Security purchased hereunder, the date on and after which collections on such Collateral Debt Security are to be transferred to the Buyer.

“Excluded Amounts”: (a) Any amount received in the Concentration Account by, on or with respect to any Collateral Debt Security included as part of the Purchased Assets, which amount is attributable to the payment of any tax, fee or other charge imposed by any governmental authority on such Collateral Debt Security, and (b) any amount received into any other account representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to taxes, insurance and other amounts in connection with Collateral Debt Securities which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments, (iii) any fee retained by the Seller in connection with the origination of any Collateral Debt Security, and (iv) any fees or similar charges which are permitted to be retained by the Collateral Manager under the Collateral Management Agreement.

“Purchase”: A purchase or other acquisition by the Buyer of Purchased Assets from or as directed or referred by the Seller pursuant to Section 2.1 or otherwise contemplated by this Agreement.

“Purchase Date”: Any day on which any Purchased Assets is acquired by the Buyer pursuant to the terms of this Agreement.

“Purchase Price”: Defined in Section 2.2.

“Note Purchase Agreement”: The Note Purchase Agreement, dated as of the date hereof, among the Buyer, as issuer, the Seller, as limited recourse provider, the Investors, the Investor Agent, MMP-5 Funding, LLC, as Swingline Investor, and the Trustee.

Section 1.2. Other Terms.

Sections 1.2 through 1.5 of the Note Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis.

ARTICLE II

SALE, TRANSFER AND ASSIGNMENT

Section 2.1. Sale, Transfer and Assignment.

(a) On the terms and subject to the conditions set forth in this Agreement, on each Purchase Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby Purchases and takes from the Seller, all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller, in the property identified in clauses (i) through (iii) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to any of the following (in each case excluding any Retained Security and any Excluded Amounts) (collectively, the “Purchased Assets”):

(i) the Collateral Debt Securities listed on each CDS List delivered by the Seller to the Buyer from time to time pursuant to this Agreement and all Collections in respect thereof on and after the related Cut-Off Date;

(ii) the Underlying Instruments related to such Collateral Debt Securities; and

(iii) all income and proceeds of the foregoing.

(b) From and after any Purchase Date, the Purchased Assets listed in the CDS List shall be deemed to be Purchased Assets hereunder.

(c) Except as specifically provided in this Agreement, the sale and purchase of Purchased Assets under this Agreement shall be without recourse to the Seller and any obligations of the Seller hereunder are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.

(d) The Buyer, Investor Agent, the Swingline Investor, the Investors, and the Trustee shall not have any obligation or liability to any Obligor or client of the Seller (including any obligation to perform any of the obligations of the Seller (including any obligation with respect to any other related agreements)). No such obligation or liability is intended to be assumed by the Buyer, the Investor Agent, the Investors, the Swingline Investor or the Trustee, and any such assumption is expressly disclaimed.

(e) In connection with the Purchase by the Buyer of the Purchased Assets as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to each Purchase Date, that such Purchased Assets have been Purchased by the Buyer in accordance with this Agreement.

(f) The Seller further agrees to deliver to the Buyer on or before each Purchase Date a computer file containing a true, complete and correct CDS List (which shall contain the related Principal Balance, Collateral Debt Security number and Obligor name for each Collateral Debt Security) as of the related Cut-Off Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.

(g) It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Purchased Assets to the Buyer as provided in this Section 2.1 shall constitute an absolute transfer conveying good title, free and clear of any Lien and that the Purchased Assets shall not be part of the Seller’s bankruptcy estate in the event of a bankruptcy or insolvency proceeding with respect to the Seller. Furthermore, it is not intended that such conveyance be deemed a pledge of the Collateral Debt Securities and the other Purchased Assets to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all right, title and interest in and to the Purchased Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Purchased Assets together with all of the other obligations of the Seller hereunder. The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Section 2.2. Purchase Price.

The purchase price for each item of Purchased Assets sold to the Buyer by the Seller under this Agreement shall be a dollar amount equal to the outstanding Principal Balance of each Collateral Debt Security to be determined as of the related Cut-Of Date (the “Purchase Price”).

Section 2.3. Payment of Purchase Price.

(a) The Purchase Price for any Purchased Assets sold by the Seller to the Buyer on any Purchase Date shall be paid in a combination of (i) immediately available funds and (ii) if the Buyer does not have sufficient funds to pay the full amount of the Purchase Price, by means of a capital contribution by the Seller to the Buyer.

(b) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Purchased Assets proposed to be transferred to the Buyer on such date as a capital contribution to the Buyer. In such event, the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Purchased Assets that was so contributed; provided, however, that Purchased Assets contributed to the Buyer as capital shall constitute Purchased Assets for all purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Seller’s Representations and Warranties.

As of each Purchase Date, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:

(a) Organization and Good Standing. The Seller has been duly incorporated, and is validly existing as a corporation in good standing, under the laws of the State of Delaware, with all requisite corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own, sell, underwrite, refer, designate and grant interests in the Purchased Assets.

(b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to obtain such qualifications, licenses and approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority: Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement and the other Financing Documents to which it is a party, (b) carry out the terms of the Financing Documents to which it is a party, and (c) acquire, own, sell, underwrite, refer, designate and grant interests in the Purchased Assets on the terms and conditions provided herein, and (ii) has duly authorized by all necessary company action the execution, delivery and performance of this Agreement and the other Financing Documents to which it is a party and the acquisition, sale, underwriting, designation and grant of an interest in the Purchased Assets on the terms and conditions herein provided. This Agreement and each other Financing Document to which the Seller is a party have been duly executed and delivered by the Seller.

(d) Binding Obligation. This Agreement and each other Financing Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and by general principals of equity (whether considered in a suit at law or in equity).

(e) No Violation. Neither the execution, delivery or performance by the Seller of the Financing Documents to which it is a party nor compliance by the Seller with the terms and provisions thereof nor the consummation of the transactions contemplated thereby will (a) contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Seller (to the extent any such contravention could reasonably be to expected result in a Material Adverse Effect), (b) conflict, in any material respect, with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Seller pursuant to the terms of any indenture, agreement, lease, instrument or undertaking to which the Seller is a party or by which it or any of its property or assets is bound or to which it is subject (except Liens created or permitted by the Financing Documents), or (c) contravene the terms of any organizational documents of the Seller, or any amendment thereof.

(f) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery and performance by the Seller of any Financing Document to which it is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect, except where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect.

(g) Solvency. On the Closing Date, and after giving effect to the transactions contemplated by the Financing Documents, the Seller will be solvent.

(h) Selection Procedures. No procedures believed by the Seller to be adverse to the interests of the Buyer were utilized by the Seller in identifying and/or selecting the Collateral Debt Securities in the Purchased Assets. In addition, each Collateral Debt Security included in the Purchased Assets shall have been underwritten in accordance with and satisfy the credit standards as set forth in Section 5.17 of the Note Purchase Agreement.

(i) Security Interest. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Purchased Assets in favor of the Buyer and the Trustee as assignee, for the benefit of the Trustee, the Investor Agent, the Swingline Investor and the Investors, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

(j) Location of Offices. The Seller’s location (within the meaning of Article 9 of the UCC) is Delaware. The Seller’s principal place of business is located at 500 Boylston Street, Boston, MA.

(k) Value Given. The Buyer has given reasonably equivalent value to the Seller in consideration for the transfer to the Buyer of the Purchased Assets as contemplated by this Agreement, no such Purchase has been made for or on account of an antecedent debt owed by the Seller to the Buyer.

(l) Accounting. The Seller accounts for the transfers to the Buyer from the Seller of interests in Purchased Assets as financings of such Purchased Assets for consolidated accounting purposes (with a notation that it is treating the transfers as a sale for legal and, where relevant, tax purposes on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein, provided that for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of Purchased Assets by the Seller to the Buyer hereunder will not be recognized).

(m) Special Purpose Entity. The Buyer is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Investor Agent, the Trustee, the Investors and the Swingline Investor are entering into the transactions contemplated by the Note Purchase Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Buyer, the Trustee or the Investor Agent may from time to time reasonably request, to maintain the Buyer’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(n) Investment Company Act. The Seller is not, and is not controlled by, an “investment company” within the meaning of, or is exempt from the provisions of, the Investment Company Act of 1940, as amended.

(o) Ownership of the Buyer. The Seller owns, directly or indirectly, 100% of the membership interests of the Buyer, free and clear of any Lien, other than a pledge of the membership interests of the Buyer to secure other financing sources of the Seller.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Amendments and Waivers.

Except as provided in this Section 4.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and Seller and consented to in writing by the Investor Agent, other than an amendment to this Agreement to incorporate by reference a CDS List on the related Purchase Date.

Section 4.2. Notices, Etc.

All notices and other communications provided for hereunder shall be made in the manner set forth in the Note Purchase Agreement.

Section 4.3. Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Trustee, the Investors, the Investor Agent, or the Swingline Investor shall be third-party beneficiaries of this Agreement.

Section 4.4. GOVERNING LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.5. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.6. No Proceedings; Limited Recourse.

(a) Notwithstanding any other provision of this Agreement, the Seller covenants and agrees that it shall not, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after payment in full of the Obligations or, if any Offered Securities are issued by the Buyer, for at least one year and one day (or, if longer, any applicable preference period plus one day) after the latest maturing Offered Security is paid in full, institute against, or join any other Person in instituting against, the Buyer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any similar proceeding under any federal or state bankruptcy or similar law; provided that nothing in this provision shall preclude, or be deemed to stop, the Seller (a) from taking any action prior to the expiration of the aforementioned one year and one day period in (i) any case or proceeding voluntarily filed or commenced by the Buyer or (ii) any involuntary insolvency proceeding filed or commenced against the Buyer by a Person other than the Seller, or (b) from commencing against the Buyer or the Purchased Assets any legal action which is not a bankruptcy, reorganization, arrangement, insolvency or a liquidation proceeding. In addition, no recourse shall be had for any amounts payable or any other obligations arising under this Agreement and the other Financing Documents against any officer, member, director, employee, partner or security holder of the Seller or the Buyer or any of their respective successors or assigns. The provisions of this Section 4.6 shall survive the termination of this Agreement.

Section 4.7. Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 4.8. Waiver of Setoff.

(a) The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Buyer, the Investor Agent, the Investors, the Swingline Investor or the Trustee, or any assignee of such Persons, all of which rights are hereby waived by the Seller.

(b) The Buyer shall have the right to set-off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Buyer may have against the Seller from time to time under this Agreement. Upon any such set-off, the Buyer shall give notice of the amount thereof and the reasons therefor to the Seller.

Section 4.9. Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except with the consent of the Investor Agent. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Trustee to which assignment the Seller hereby expressly consents.

Section 4.10. Collateral Debt Securities Subject to Retained Interest Provisions.

(a) With respect to any Collateral Debt Security sold by the Seller to the Buyer and included in the Purchased Assets for which the Seller also retains a Retained Security in connection therewith in accordance with the provisions of the Note Purchase Agreement, the Seller will sell only the principal portion of such Collateral Debt Securities outstanding as of the applicable Cut-Off Date.

(b) Principal Proceeds received by the Seller on any Revolving Securities will be allocated first to the portion of such Revolving Security owned by the Seller, until the principal amount of such portion is reduced to zero, and then to the portion not owned by the Seller; provided, however, if a payment default occurs with respect to any of the related Collateral Debt Securities, such payment default will be allocated between the portion owned by the Seller and the portion not owned by the Seller, pro rata based upon the outstanding principal amount of each such portion.

(c) With respect to any Collateral Debt Securities (other than Revolving Securities) sold by the Seller to the Buyer and included in the Purchased Assets for which the Seller also retains a Retained Security in connection therewith in accordance with the provisions of the Note Purchase Agreement, Principal Proceeds and Interest Proceeds received by the Collateral Manager will be allocated between the portion owned by the Seller and the portion not owned by the Seller (if any) on a pro rata basis according to the outstanding principal amount of each such portion.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

NEWSTAR STRUCTURED FINANCE OPPORTUNITIES, LLC

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Managing Director

NEWSTAR FINANCIAL, INC.

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Managing Director

Signature Page to

Purchase and Sale Agreement

INDEX

SCHEDULE I

CDS LIST

NewStar Structured Finance Opportunities, LLC CDS List

1st Financial 2005-1	$4,500,000
Bayview Financial	—
CBA Commercial M-5	5,100,000
CBA Commercial M-6	1,340,000
CFH Funding LLC	5,000,000
Equilease Funding Corporation	5,000,000
Strong Capital 2005-1	4,972,812
BlueGreen 2005-A Class E	7,401,890
BlueGreen 2005-A Class F	4,342,444
IndyMac 2005-L2 Class M	3,000,000
Melrose Investors L.L.C.	10,000,000
Popular/EquityOne 2005-C B I	7,838,000
Popular 2005-D B I	2,990,000
Popular 2005-D B2	2,093,000

Total:	63,578,146